SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Good Times Restaurants Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4. Proposed maximum aggregate value of transaction:

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5. Total fee paid:

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GOOD TIMES RESTAURANTS INC.

PROXY STATEMENT SUPPLEMENT

General

This document supplements the proxy statement dated January 13, 2005 provided in connection with the annual meeting of stockholders of Good Times Restaurants Inc. to be held at the Good Times Restaurants corporate offices located at 601 Corporate Circle, Golden, Colorado on Thursday, February 10, 2005 at 2:00 p.m. local time. This proxy statement supplement is dated January 14, 2005 and is being mailed to you on or about January 17, 2005.

SUPPLEMENTAL INFORMATION

This proxy statement supplement includes certain additional information which should be considered along with the information set forth in the proxy statement under the captions below. The following information is in addition to, and is intended to supplement, the information in the proxy statement, and the following information should be read in conjunction with the proxy statement, which we urge you to read in its entirety.

Certain relationships and related transactions

The following additional information should be considered in addition to the information set forth in the proxy statement under the above caption.

Alan A Teran, a member of the board of directors, and Ron Goodson, David Grissen and Eric W. Reinhard, who are not currently members of the board of directors but are nominees for election as directors, are parties to a securities purchase agreement in connection with the proposed private placement issuance of shares of Series B Preferred Stock, and have interests in the private placement transaction as discussed below.

Interests of directors in the Private Placement

The following additional information should be considered in addition to the information set forth in the proxy statement under the above caption.

A total of 1,000,000 shares of Series B Preferred Stock is to be issued in the proposed private placement for $2.50 per share, or a total of $2,500,000, to Pacere Investments, LLC, acting on behalf of other investors. Alan A. Teran, a member of the board of directors, and Ron Goodson, David Grissen and Eric W. Reinhard, who are not currently members of the board of directors but are nominees for election as directors, are parties to a securities purchase agreement in connection with the proposed private placement issuance of shares of Series B Preferred Stock, and have interests in the private placement transaction, as a result of their respective percentage interests in Pacere Investments, LLC as follows:
Alan A. Teran	-	4%
Ron Goodson	-	20%
David Grissen	-	20%
Eric W. Reinhard	-	20%